Exhibit 10.1

TISSUEINFORMATICS.INC 2001 STOCK OPTION PLAN

The purposes of the TissueInformatics.Inc 2001 Stock Option Plan (the “Plan”) are to encourage former employees of TissueInformatics.Inc and eligible employees, directors and consultants of Paradigm Genetics, Inc. (the “Company”) to increase their efforts to make the Company more successful, to provide an additional inducement for such persons to remain with the Company, to reward such persons by providing an opportunity to acquire shares of the Common Stock, par value $0.01 per share, of the Company (the “Stock”) on favorable terms and to provide a means through which the Company may attract able persons to enter the service of the Company.

Section 1

Administration

The Plan shall be administered by a Committee (the “Committee”) appointed by the Board of Directors of the Company (the “Board”) and consisting of not less than two members of the Board. The Committee shall interpret the Plan and prescribe such rules, regulations and procedures in connection with the operations of the Plan as it shall deem to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan.

The Committee shall keep records of action taken at its meetings. A majority of the Committee shall constitute a quorum at any meeting, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all the members of the Committee, shall be the acts of the Committee.

Section 2

Eligibility

Any full- or part-time employee of the Company, any member of the Board or an Advisory Board of the Company, and any consultant or advisor to the Company who either (i) was a full- or part-time employee, Board member, Advisory Board member, consultant or advisor to TissueInformatics.Inc on the closing date of the merger of TissueInformatics.Inc with and into the Company on March 11, 2004 or (ii) who became a full- or part-time employee, Board member, Advisory Board member, consultant or advisor to the Company on or after March 11, 2004 shall be eligible for selection by the Committee to be granted a nonstatutory stock option under the Plan. Only nonstatutory stock options may be granted under the Plan.

No member of the Committee shall be eligible to be granted an option during the period of his service on the Committee, nor shall any member of the Committee participate in any decision of the Committee regarding an option previously granted to such Committee member.

Section 3

Shares Available under the Plan

The aggregate number of shares of the Stock which may be issued or delivered and as to which stock options may be granted under the Plan is 452,548 shares provided however, that in accordance with Section 7 of the Plan and the merger agreement between TissueInformatics.Inc and the Company, such number will be increased up to a maximum of 813,275 shares as milestone shares are issued to common stockholders of the Company, and is subject to additional adjustment and substitution as set forth in Section 7. If any stock option is cancelled by mutual consent or terminates or expires for any reason without having been exercised in full, the shares of Stock subject thereto shall again be available for the grant of options under the Plan. If any shares of Stock acquired on exercise of an option granted under the Plan are repurchased by the Company, such shares shall again be available for the grant of options under the Plan. The shares which may be issued under the Plan may be either authorized but unissued shares or shares previously issued and thereafter acquired by the Company, or partly each, as shall be determined from time to time by the Board.

Section 4

Grant of Stock Options

Subject to the provisions of the Plan, the Committee shall have full and final authority, in its discretion, (1) to determine the eligibility of any individual to be granted an option under the Plan, (2) to select from among the eligible individuals the persons who are to be granted options and (3) to determine the number of shares of Stock to be subject to any option granted to any eligible person selected by the Committee and, subject to the provisions of the Plan, the other terms and conditions of the option. Any individual who is granted an option under the Plan is hereinafter referred to as a “Participant.” In determining the number of shares of Stock to be subject to an option granted to any Participant and the other terms and conditions of such option, the Committee shall consider the position and responsibilities of the individual being considered, the nature and value to the Company of his or her services, his or her present and/or potential contribution to the success of the Company, and such other factors as the Committee may deem relevant.

Section 5

Terms and Conditions of Stock Options

Stock options granted under the Plan shall be subject to the following terms and conditions:

(a) Option Price. The purchase price at which each stock option may be exercised (the “option price”) shall be such price as the Committee, in its discretion, shall determine, subject to the one limitation that it at least equals the par value per share of the Stock.

(b) Exercisability and Expiration. A stock option shall become exercisable and shall expire at such time or times and/or upon the occurrence of such event or events as may be determined by the Committee at the time of grant of the stock option or at any time thereafter during the term of the stock option. Unless otherwise determined by the Committee and reflected in the Stock Option Agreement or an amendment thereto, a stock option shall be exercisable from its date of grant. A stock option to the extent exercisable at any time may be exercised in whole or in part.

(c) Manner of Exercise. Payment of the purchase price for the Stock as to which any stock option is being exercised shall be made (i) in United States dollars in cash or by check, (ii) at the discretion of the Committee, through delivery of shares of Stock having a Fair Market Value (as defined in Section 6 below) equal as of the date of the exercise to the cash option price of the stock option and held for at least six months, (iii) at the discretion of the Committee, by delivery of the grantee’s personal note, for full, partial or no recourse, bearing interest payable not less than annually at market rate on the date of exercise and at no less than 100% of the applicable Federal rate, as defined in Section 1274(d) of the Internal Revenue Code of 1986, as amended (the “Code”), with or without the pledge of such Stock as collateral, (iv) at the discretion of the Committee, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Committee, or (v) at the discretion of the Committee, by any combination of (i), (ii), (iii) and (iv) above. The date of exercise of a stock option shall be determined under procedures established by the Committee, and as of the date of exercise the person exercising the stock option shall be considered for all purposes to be the owner of the shares with respect to which the stock option has been exercised, subject only to the restrictions and other terms and conditions specified in the Plan or in the Stock Option Agreement.

(d) Nontransferability of Options. Except to the extent otherwise determined by the Committee and reflected in the Stock Option Agreement or an amendment thereto, no stock option shall be transferable by the Participant otherwise than by Will, or if the Participant dies intestate, by the laws of descent and distribution of the state of domicile of the Participant at the time of death. Except to the extent otherwise determined by the Committee and reflected in the Stock Option Agreement or an amendment thereto, all stock options shall be exercisable during the lifetime of the Participant only by the Participant.

(e) Termination of Service. Unless the Committee, in its discretion, shall otherwise determine and the Stock Option Agreement shall so provide, the exercisability of any option granted under the Plan shall be subject to a requirement that the Participant shall have remained continuously in the service of the Company as an employee, director, member of an Advisory Board, consultant, advisor and/or in such other capacity or capacities as the Committee may specify (hereinafter referred to as the Participant’s “Service”) from the date of grant of the option through the date of exercise, except as follows:

(i) If the Service of a Participant who is not disabled within the meaning of Section 422(c)(6) of the Code (a “Disabled Participant”) is voluntarily terminated with the consent of the Company or a Participant retires under any retirement plan of the Company, any then outstanding stock option of such Participant shall be exercisable (but only to the extent exercisable immediately prior to the termination of Service) at any time prior to the expiration date of the stock option or within one year after the date of termination of Service, whichever is the shorter period;

(ii) If the Service of a Disabled Participant is voluntarily terminated with the consent of the Company, any then outstanding stock option of such Participant shall be exercisable in full (whether or not so exercisable immediately prior to the Participant’s termination of Service) at any time prior to the expiration date of such stock option or within one year after the date of termination of Service, whichever is the shorter period;

(iii) Following the death of a Participant during Service to the Company, any stock option of the Participant outstanding at the time of death shall be exercisable in full (whether or not so exercisable immediately prior to the death of the Participant) by the person entitled to do so under the Will of the Participant, or, if the Participant shall fail to make testamentary disposition of the stock option or shall die intestate, by the legal representative of the Participant (or, if permitted under the Stock Option Agreement, by the Participant’s inter vivos transferee) at any time prior to the expiration date of such stock option or within one year after the date of death, whichever is the shorter period;

(iv) Following the death of a Participant after termination of Service during a period when a stock option is exercisable, any stock option of the Participant outstanding at the time of death shall be exercisable (but only to the extent the stock option was exercisable immediately prior to the death of the Participant) by such person entitled to do so under the Will of the Participant or by such legal representative (or by such inter vivos transferee) at any time prior to the expiration date of such stock option or within one year after the date of death, whichever is the shorter period; and

(v) If the Service of a Participant terminates for any reason other than voluntary termination with the consent of the Company, retirement under any retirement plan of the Company or death, all stock options of the Participant outstanding at the time of such termination of Service (whether or not then held by the Participant) shall automatically terminate.

Whether a termination of Service is a voluntary termination with the consent of the Company and whether a Participant is a Disabled Participant shall be determined in each case, in its discretion, by the Committee, and any such determination by the Committee shall be final, binding and conclusive.

(f) Non-Competition. If a Participant engages in the operation or management of a business (whether as owner, partner, officer, director, employee or otherwise and whether during or after termination of Service) which is in competition with the Company, the Committee may immediately terminate all outstanding stock options held by the Participant. Whether a Participant has engaged in the operation or management of a business which is in competition with the Company shall be determined, in its discretion, by the Committee, and any such determination by the Committee shall be final and binding.

(g) Stock Option Agreements. All stock options shall be confirmed by an agreement (a “Stock Option Agreement”), or an amendment thereto, executed by the Company and the Participant.

(h) Securities Law Restrictions. No shares of Stock shall be issued upon the exercise of a stock option under the Plan, and no certificates for such shares shall be delivered to any Participant, unless the Company shall be satisfied (and if requested by the Company, unless it has received an opinion of counsel selected by the Company to such effect) that the issuance or delivery of the shares will not cause the Company to violate the Securities Act, any applicable state or foreign securities law or any applicable rules or regulations under the Securities Act or under any such state or foreign securities law. Pursuant to this Plan, the Company is under no obligation to register any shares of Stock issuable under the Plan, or take any other action, under the Securities Act or under any state or foreign securities law in connection with the offer or sale of such shares under the Plan or to prepare any disclosure document for distribution to Participants under the Securities Act or any state or foreign securities law in connection with such offer or sale. As a condition precedent to the issuance or delivery of shares upon the exercise of a stock option, the person exercising the option may be required to represent, warrant and agree (i) that the shares are being acquired for the account of such person for investment and not with a view to the resale or other distribution thereof and (ii) that such person will not, directly or indirectly, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any such shares unless the transfer, sale, assignment, pledge, hypothecation or other disposition of the shares is pursuant to effective registrations under the Securities Act and any applicable state or foreign securities laws or pursuant to appropriate exemptions from any such registrations. The certificate or certificates representing the shares to be issued or delivered upon exercise of a stock option may bear a legend to this effect and other legends required by any applicable securities laws, and if the Company should at some time engage the services of a stock transfer agent, appropriate stop-transfer instructions may be issued to the stock transfer agent with respect to such shares. In addition, also as a condition precedent to the issuance or delivery of shares upon the exercise of a stock option, the person exercising the option may be required to make certain other representations and warranties and to provide certain other information to enable counsel for the Company to render an opinion under the first sentence of this Section 5(h).

Subject to the foregoing provisions of this Section 5 and the other provisions of the Plan, any stock option granted under the Plan may be exercised at such times and in such amounts and be subject to such other restrictions and such other terms and conditions, if any, as shall be determined, in its discretion, by the Committee and set forth in the Stock Option Agreement or an amendment thereto.

Section 6

Valuation of the Stock

(a) As used in the Plan, the following terms shall have the following definitions:

(i) “Current Value” as of any date shall mean the Fair Market Value of a share of Stock as of the most recent Valuation Date for which a determination of Fair Market Value pursuant to this Section 6 has been made by the Committee on or before such date, as adjusted for any stock splits, stock dividends, recapitalizations, reclassifications or other changes in the Stock occurring since such Valuation Date.

(ii) “Valuation Date” shall mean the date of grant of any stock option under the Plan or such other date or dates, if any, as the Committee may, in its discretion, determine.

(iii) “Fair Market Value” of a share of Stock means: (A) if the Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Stock, the closing or last price of the Stock on the Composite Tape or other comparable reporting system for the trading day immediately preceding the applicable date; (B) if the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Stock for the trading day referred to in clause (A), and if bid and asked prices for the Stock are regularly reported, the mean between the bid and the asked price for the Stock at the close of trading in the over-the-counter market for the trading day on which Stock was traded immediately preceding the applicable date; and (C) if the Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Committee, in good faith, shall determine.

(b) In the absence of manifest error, any determination of Fair Market Value made pursuant to this Section 6 shall, for all purposes of the Plan, be final, binding and conclusive on the Company, on each Participant, and on any heirs, legatees, personal representatives or any other person claiming through any Participant.

Section 7

Adjustment and Substitution of Shares

If a dividend or other distribution shall be declared upon the Stock, payable in shares of the Stock, the number of shares of Stock then subject to any outstanding stock options under the Plan and the number of shares of stock which may be issued under the Plan but are not then subject to outstanding stock options shall be adjusted by adding thereto the number of shares of Stock which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend or distribution.

If the outstanding shares of the Stock shall be converted into or exchangeable for a different number or kind of shares of stock or other securities of the Company or another corporation or entity, or cash or other property, whether through reorganization, reclassification, recapitalization, stock split, combination of shares, merger or consolidation, then there shall be substituted for each share of Stock then subject to any outstanding stock option, and for each share of stock which may be issued under the Plan but which is not then subject to any outstanding stock option, the number and kind of shares of stock or other securities (and in the case of outstanding options, the cash or other property) into which each outstanding share of the Stock shall be so converted or for which each such share shall be exchangeable.

In case of any adjustment or substitution as provided for in this Section 7, the aggregate option price for all shares subject to each then outstanding stock option prior to such adjustment or substitution shall be the aggregate option price for all shares of stock or other securities (including any fraction), cash or other property to which such shares shall have been adjusted or which shall have been substituted for such shares. Any new option price per share or other unit shall be carried to at least three decimal places with the last decimal place rounded upwards to the nearest whole number. No adjustment or substitution provided for in this Section 7 shall require the Company to issue or sell a fraction of a share or other security. Accordingly, all fractional shares or other securities which result from any such adjustment or substitution shall be eliminated and not carried forward to any subsequent adjustment or substitution.

Section 8

Withholding Taxes

A Participant shall be advised by the Company as to the amount of any Federal income or employment taxes required to be withheld by the Company on the compensation income resulting from the exercise of a stock option. State, local or foreign income or employment taxes may also be required to be withheld by the Company as a result of the grant or exercise of a stock option. A Participant shall pay any taxes required to be withheld directly to the Company in cash upon request. No shares of Stock shall be issued or delivered to a Participant upon exercise of any option unless and until the Participant shall have satisfied any obligation for withholding taxes with respect thereto as provided in the preceding sentence. If a Participant does not pay any income or employment taxes required to be withheld by the Company within 10 days after a request for the payment of such taxes, the Company may withhold such taxes from any other compensation to which the Participant is entitled from the Company or any of its subsidiaries.

Section 9

Effect of the Plan on the Rights of Participants and the Company

Neither the adoption of the Plan nor any action of the Board or the Committee pursuant to the Plan shall be deemed to give any individual any right to be granted a stock option under the Plan. Nothing in the Plan, in any stock option granted under the Plan or in any agreement providing for any of the foregoing shall confer upon any Participant any right to continue in the Service of the Company or interfere in any way with the rights of the Company to terminate the Service of any Participant at any time.

Section 10

Arbitration

In the event any dispute shall arise between the Company and a Participant with respect to any of the terms and conditions of the Plan or any Stock Option Agreement, then such dispute shall be submitted and finally settled by arbitration in Pittsburgh, Pennsylvania under the rules of the American Arbitration Association. The award rendered by the arbitrator shall be final and binding upon the Company, the Participant and all persons claiming through either or them, and judgment on the award may be entered by either party in any court that would ordinarily have jurisdiction over the parties or the subject matter of the controversy or claim. Each party shall pay its own expenses incident to such arbitration, including attorneys’ fees. By the grant and acceptance of any option, the Company and the Participant shall be deemed to have agreed, on behalf of themselves and their successors and assigns, not to institute any litigation or proceedings against each other in connection with the Plan or any Stock Option Agreement hereunder except as provided in this Section 10.

Section 11

Amendment

The right to amend the Plan at any time and from time to time and the right to terminate the Plan are hereby specifically reserved to the Board; provided always that no termination of the Plan shall terminate any outstanding stock option granted under the Plan. No amendment or termination of the Plan shall, without the written consent of the holder of a stock option previously granted under the Plan, adversely affect the rights of such holder with respect thereto.

Section 12

Termination of the Plan

The Plan shall terminate on May 1, 2013.